EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

                   MARTHA STEWART LIVING OMNIMEDIA, INC.
                   -------------------------------------
               ANNOUNCES FOURTH QUARTER AND FULL-YEAR RESULTS
               ----------------------------------------------

     NEW YORK, NEW YORK, MARCH 4, 2004 --- Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the fourth quarter and full-year periods ended December 31, 2003.

Revenues for the fourth quarter of 2003 were $70.9 million, compared to $77.6 million in the prior year's quarter. Operating income for the fourth quarter was $5.8 million, compared to an operating loss of $3.4 million for the fourth quarter of 2002. Operating income before depreciation and amortization and restructuring charges ("OIDA") for the fourth quarter of 2003 was $9.4 million, compared to $7.0 million in the same period last year. Earnings per share from continuing operations were $0.10 for the fourth quarter of 2003, compared to a loss of $0.03 in the 2002 quarter. The fourth quarter of 2002 and full-year results included restructuring charges of $7.7 million, or $0.09 per share net of tax. Excluding the restructuring charges, operating income would have been $4.3 million in the fourth quarter of 2002 and earnings per share would have been $0.06.

For the year ended December 31, 2003, revenues were $245.8 million compared to $295.0 million in 2002. Operating income (loss) was $(6.4) million in 2003, compared to $20.0 million in 2002, and diluted loss per share from continuing operations was $(0.04) in 2003, compared to earnings per share of $0.27 in the prior year, including the impact of the restructuring charges. Excluding the impact of the restructuring charges, operating income would have been $27.7 million, and diluted earnings per share from continuing operations would have been $0.36 in 2002.

Sharon L. Patrick, President and Chief Executive Officer, said, "We are pleased that fourth quarter results are better than expected. Nevertheless, we continued to feel the negative impact of the events surrounding Martha Stewart's personal legal situation. Our improved fourth quarter results are principally due to: recognition in the quarter of the aggregate minimum guarantees under the Kmart licensing agreement and continuing success of the Martha Stewart Signature furniture with Bernhardt collections in the Merchandising segment; better than expected circulation results and increased productivity from our Publishing segment; and the improved performance of our now smaller, more niche-focused catalog, Martha Stewart:
The Catalog For Living, from our Internet/Direct Commerce segment. Moreover, shoppers' response to our expanded collection of Martha Stewart Everyday Holiday products was enthusiastic, underscoring once again that consumer demand for our high value products remains stable under difficult circumstances. Our large and loyal core base of readers, viewers, and customers continues to seek the unique blend of "how-to" expertise, quality, affordability and style that defines our brand, and MSO continues to deliver.

"During this time of uncertainty, we continued to manage MSO for the long-term, investing to grow our core brand equity, controlling costs wherever so doing does not conflict with our overriding goals. As such, we will continue to invest in new brands and brand labels like Everyday Food and Petkeeping with Marc Morrone, both successfully launched in 2003. Our financial condition remains strong, with $169 million in cash and short-term investments and no debt, which gives us the ability to continue our long-term management philosophy and investment strategy. As the trial approaches conclusion, we have prepared for the various possible outcomes and are focused on strategies to grow the value of the business and improve the future financial performance."

FOURTH QUARTER 2003 RESULTS BY SEGMENT
--------------------------------------
PUBLISHING
----------

Revenues in the quarter were $33.1 million, compared to $45.7 million in the year-ago period. Operating income and OIDA were each $3.9 million for the quarter, compared to $15.5 million for each in the year-ago period. The results reflect lower advertising and circulation revenue from Martha Stewart Living magazine in the quarter, investment spending in Everyday Food, and a decline in profitability of our Special Interest Publications. The publication schedule was consistent with last year with the exception of our new magazine, Everyday Food, which published two issues in the current period. During the quarter, Everyday Food, which recently was named Launch of the Year in Folio: magazine, completed its first major subscriber acquisition effort. As a result of the strong consumer response, we now expect the circulation of Everyday Food in the first half of 2004 to well exceed our stated rate base of 500,000.

TELEVISION
----------

Revenues in the fourth quarter of 2003 were $5.9 million, compared to $6.4 million in the prior year's quarter. Operating income for the fourth quarter of 2003 was a loss of $(2.8) million, compared to $0.2 million in the fourth quarter of 2002. The current quarter operating income includes $1.7 million of accelerated depreciation related to the write-down to fair-value of certain television studio assets. OIDA was a loss of $(0.9) million for this year's fourth quarter, compared to $0.6 million in the prior year's fourth quarter. The decline in profitability was due primarily to the combined impact of lower license fee revenue with higher production costs, as well as increased marketing expenses related to the Company's nationally syndicated daily show.

MERCHANDISING
-------------

Revenues in the fourth quarter of 2003 were $22.5 million, compared to $11.8 million in the prior year quarter. Revenues in the 2003 quarter reflect the recognition of the aggregate minimum royalties due under our agreement with Kmart, but not category minimum amounts. The amount of royalties recognized under minimum guarantee provisions in the agreement was $10.2 million in the period. The quarter also benefited from the positive consumer acceptance of the Martha Stewart Signature furniture with Bernhardt collections. Fourth quarter 2003 operating income was $18.3 million, compared to $7.1 million in the fourth quarter of 2002. OIDA was $18.5 million, compared to $7.3 million in the prior year's quarter. During the quarter we also successfully expanded the Martha Stewart Everyday Holiday collection at Kmart. This collection expansion was well received by shoppers decorating for the holidays.

The results for the quarter exclude royalties of $3.3 million ($4.5 million as of January 31, 2004) related to guarantees for certain product categories as provided for in our agreement with Kmart. As previously disclosed, Kmart recently filed an action against the company in which it asserts that it is required to pay only certain royalties, which exclude royalties resulting from the category minimum guarantee. As a result of the litigation, we have not recognized the category minimums in our current year revenue. The company believes that the license agreement is unambiguous and that Kmart's interpretation is inconsistent with the agreement, and MSO intends to vigorously defend this action and enforce the terms of the agreement.

INTERNET/DIRECT COMMERCE
------------------------

Revenues were $9.4 million, compared to $13.7 million in the same period a year ago. The lower revenues in the quarter were due to lower product sales and lower advertising revenues. The lower product sales were primarily a result of our efforts to circulate fewer catalogs and focus on more efficient circulation levels. Operating loss was $(1.2) million for the fourth quarter of 2003, compared to $(8.1) million in the fourth quarter of 2002, excluding restructuring charges. OIDA was $(1.0) million in the 2003 quarter, compared to $(7.3) million in the year-ago period, excluding restructuring charges. The reduced loss is primarily a result of more efficient catalog circulation, the favorable results of inventory disposition programs, and more efficient fulfillment operations. The segment also continues to benefit from cost savings initiatives begun in the early part of 2003. Depreciation and amortization in the fourth quarter of 2003 was $0.2 million, compared to $0.7 million in the fourth quarter of 2002, primarily as a result of a write down of costs associated with the Company's website taken in the fourth quarter of 2002.

CORPORATE OVERHEAD
-------------------

Corporate overhead, including depreciation and amortization, was $12.3 million, compared to $10.4 million in the prior year's quarter. Corporate overhead, before depreciation and amortization, was $11.2 million for the fourth quarter of 2003, compared to $9.1 million in the fourth quarter of 2002. The current quarter includes $1.3 million of expense resulting from a November 2003 stock option exchange program. The principal component of the expense is the non-cash amortization of the value of restricted stock units issued in exchange for employee stock options.

DEPRECIATION AND AMORTIZATION
-----------------------------

Depreciation and amortization of $3.6 million in the fourth quarter of 2003 compares to $2.7 million for the fourth quarter 2002. The current quarter includes $1.7 million of accelerated depreciation related to the impairment of certain long-lived assets related to our television studio resulting from the application of FAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". Offsetting the increase was lower depreciation in the 2003 quarter resulting from a write down of costs associated with the Company's website taken in the fourth quarter of 2002.

FULL-YEAR 2003 OPERATING RESULTS
--------------------------------

Revenues for the year ended December 31, 2003, were $245.8 million, compared to $295.0 million for the year ended December 31, 2002. Operating income (loss) was $(6.4) million for the year ended December 31, 2003, compared to $20.0 million for the year ended December 31, 2002, while OIDA for the year ended December 31, 2003, was $3.3 million, compared to $39.3 million in the same period one year ago. Prior period operating income includes the impact of the fourth quarter restructuring charge of $7.7 million related to the Internet/Direct Commerce segment. Excluding the charge, operating income would have been $27.7 million for the year ended December 31, 2002. For the year ended December 31, 2003, net loss from continuing operations was $(1.9) million or $(0.04) per share, this compares to net income from continuing operations of $13.3 million, or $0.27 per share, in the year ending December 31, 2002.

The results for the year ended December 31, 2002, included the cumulative effect of an accounting change resulting from the adoption of FAS 142 that resulted in the reduction to the carrying value of the Company's goodwill by $5.0 million ($3.1 million after tax).

TRENDS AND OUTLOOK
------------------

James Follo, Chief Financial and Administrative Officer, commented, "The results for the fourth quarter reflect our disciplined strategy, which allows us to reduce operating costs where appropriate, while making investment decisions that will create long-term value. During the year, we significantly reduced the operating losses of our Internet/Direct Commerce business, while investing in new growth opportunities.

First quarter 2004 results will reflect increased pressure on advertising revenues resulting primarily from the ongoing trial of Martha Stewart. Accordingly, our current expectation for this quarter is for a loss per share of approximately $(0.20). Nevertheless, the strength of our balance sheet, with no debt and a large cash balance, means we are well provisioned to continue to manage the business with a long-term view."

BASIS OF PRESENTATION
---------------------

The Company believes OIDA is an appropriate measure when evaluating the operating performance of its business segments and the Company on a consolidated basis. OIDA is used externally by the Company's investors, analysts, and industry peers. OIDA is among the primary metrics used by management for planning and forecasting of future periods, and is considered an important indicator of the operational strength of the Company's businesses. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. The Company believes OIDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows, and other measures of financial performance prepared in accordance with generally accepted accounting principles ("GAAP"). As OIDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similarly titled measures employed by other companies. A reconciliation of OIDA to operating income (loss) is provided in the financial statements included with this release.

Martha Stewart Living Omnimedia, Inc. (MSO) is a leading provider of original how-to information that turns dreamers into doers, inspiring and engaging consumers with unique content and high-quality products for the home. MSO's creative experts develop content within eight core areas - Home, Cooking and Entertaining, Gardening, Crafts, Holiday, Keeping, Weddings, and Baby and Kids - that provide consumers with ideas and products to celebrate their homes and the domestic arts. MSO is organized into four business segments - Publishing, Television, Merchandising and Internet/Direct Commerce.

The Company will host a conference call with analysts and investors at 12:00 pm ET that will be broadcast live over the Internet at www.marthastewart.com.

                                    ###

This press release contains certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and can be identified by the use of terminology such as "may," "will," "should," "could", "expects," "plans," and "intends." The Company's actual results may differ materially from those projected in these statements, and factors that could cause such differences include further adverse reaction to the prolonged and continued negative publicity relating to Martha Stewart by consumers, advertisers and business partners; a loss of the services, or diminution in the reputation, of Ms. Stewart; further adverse reaction by the Company's consumers, advertisers and business partners to the uncertainty relating to the nature of the resolution of the criminal and civil proceedings currently underway against Ms. Stewart concerning a sale of non-Company stock by Ms. Stewart and any adverse resolution of such proceedings; adverse resolution of some or all of the Company's ongoing litigation; any loss of the services of the Company's key personnel; downturns in national and/or local economies; shifts in our business strategies; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company's industries. Certain of these and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, especially under the heading "Management's Discussion and Analysis", which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

CONTACT: Investors - James Follo, Chief Financial and Administrative Officer of Martha Stewart Living Omnimedia, Inc., 212-827-8218; Media - Elizabeth Estroff, Corporate Communications, of Martha Stewart Living Omnimedia, Inc., 212-827-8281.

                   Martha Stewart Living Omnimedia, Inc.
                   Consolidated Statements of Operations
                      Three Months Ended December 31,
                  (in thousands, except per share amounts)
                                                            2003              2002            % change
                                                         ------------      ------------      ------------
REVENUES
     Publishing                                             $ 33,111          $ 45,668            -27.5%
     Television                                                5,922             6,357             -6.8%
     Merchandising                                            22,452            11,786             90.5%
     Internet/Direct Commerce                                  9,377            13,746            -31.8%
                                                         ------------      ------------      ------------
         Total revenues                                       70,862            77,557             -8.6%
                                                         ------------      ------------      ------------
OPERATING COSTS AND EXPENSES
     Production, distribution and editorial                   33,802            46,502            -27.3%
     Selling and promotion                                    13,388            11,149             20.1%
     General and administrative                               14,274            12,951             10.2%
     Depreciation and amortization                             3,589             2,655             35.2%
     Restructuring charge(a)                                       -             7,692                nm
                                                         ------------      ------------      ------------
         Total operating costs and expenses                   65,053            80,949            -19.6%
                                                         ------------      ------------      ------------

OPERATING INCOME (LOSS)                                        5,809           (3,392)                nm
     Interest income, net                                        349               517            -32.5%
                                                         ------------      ------------      ------------

INCOME (LOSS) BEFORE INCOME TAXES                              6,158           (2,875)                nm
     Income tax benefit (provision)                          (1,310)             1,446                nm
                                                         ------------      ------------      ------------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS                                   4,848           (1,429)                nm
                                                         ------------      ------------      ------------

Loss from discontinued operations, net of tax benefit          (204)             (573)             64.4%
                                                         ------------      ------------      ------------
NET INCOME (LOSS)                                            $ 4,644         $ (2,002)                nm
                                                         ============      ============      ============

EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED
     Income (Loss) from continuing operations                 $ 0.10          $ (0.03)
     Loss from discontinued operations                        (0.00)            (0.01)
                                                         ------------      ------------
     Net Income (Loss)                                        $ 0.09          $ (0.04)
                                                         ============      ============

WEIGHTED AVERAGE SHARES OUTSTANDING
       Basic                                                  49,451            49,446
       Diluted                                                49,581            49,446


                   Martha Stewart Living Omnimedia, Inc.
                            Segment Information
                      Three Months Ended December 31,
                               (in thousands)
                                                            2003             2002          % change
                                                         ------------    -------------   -------------
REVENUES
  Publishing                                                $ 33,111         $ 45,668          -27.5%
  Television                                                   5,922            6,357           -6.8%
  Merchandising                                               22,452           11,786           90.5%
  Internet/Direct Commerce                                     9,377           13,746          -31.8%
                                                         ------------    -------------   -------------
     Total revenues                                           70,862           77,557           -8.6%
                                                         ------------    -------------   -------------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
 AMORTIZATION
  Publishing                                                   3,937           15,518          -74.6%
  Television                                                   (852)              586              nm
  Merchandising                                               18,478            7,304          153.0%
  Internet/Direct Commerce                                   (1,005)          (7,326)           86.3%
                                                         ------------    -------------   -------------
Operating Income before Depreciation and Amortization
before Corporate Overhead                                     20,558           16,082           27.8%
  Corporate Overhead                                        (11,160)          (9,127)          -22.3%
                                                         ------------    -------------   -------------
Operating Income before Depreciation and Amortization          9,398            6,955           35.1%

  Depreciation and amortization                              (3,589)          (2,655)          -35.2%
  Restructuring charge(a)                                          -          (7,692)              nm
                                                         ------------    -------------   -------------

OPERATING INCOME (LOSS)                                        5,809          (3,392)              nm

  Interest income, net                                           349              517          -32.5%
                                                         ------------    -------------   -------------

INCOME (LOSS) BEFORE INCOME TAXES                              6,158          (2,875)              nm

  Income tax benefit (provision)                             (1,310)            1,446              nm
                                                         ------------    -------------   -------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS                                   4,848          (1,429)              nm
                                                         ------------    -------------   -------------

Loss from discontinued operations, net of tax benefit          (204)            (573)           64.4%
                                                         ------------    -------------   -------------
NET INCOME (LOSS)                                           $  4,644        $ (2,002)              nm
                                                         ============    =============   =============


                   Martha Stewart Living Omnimedia, Inc.
                   Consolidated Statements of Operations
                          Year Ended December 31,
                  (in thousands, except per share amounts)
                                                            2003              2002            % change
                                                         ------------      ------------      ------------
REVENUES
     Publishing                                            $ 135,936         $ 182,600            -25.6%
     Television                                               25,704            26,680             -3.7%
     Merchandising                                            53,395            48,896              9.2%
     Internet/Direct Commerce                                 30,813            36,873            -16.4%
                                                         ------------      ------------      ------------
         Total revenues                                      245,848           295,049            -16.7%
                                                         ------------      ------------      ------------

OPERATING COSTS AND EXPENSES
     Production, distribution and editorial                  136,370           161,644            -15.6%
     Selling and promotion                                    51,722            44,423             16.4%
     General and administrative                               54,492            49,666              9.7%
     Depreciation and amortization                             9,669            11,631            -16.9%
     Restructuring charge(b)                                       -             7,692                nm
                                                         ------------      ------------      ------------
         Total operating costs and expenses                  252,253           275,056             -8.3%
                                                         ------------      ------------      ------------

OPERATING INCOME (LOSS)                                      (6,405)            19,993                nm

     Interest income, net                                      1,439             2,120            -32.1%
                                                         ------------      ------------      ------------

INCOME (LOSS) BEFORE INCOME TAXES                            (4,966)            22,113                nm
     Income tax benefit (provision)                            3,043           (8,799)                nm
                                                         ------------      ------------      ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                            (1,923)            13,314                nm
                                                         ------------      ------------      ------------

Loss from discontinued operations, net of tax benefit          (848)           (2,909)             70.8%
                                                         ------------      ------------      ------------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE                                         (2,771)            10,405                nm

Cumulative effect of accounting change, net of tax
benefit                                                            -           (3,137)                nm
                                                         ------------      ------------      ------------

NET INCOME (LOSS)                                          $ (2,771)           $ 7,268                nm
                                                         ============      ============      ============

EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED
     Income (Loss) from continuing operations               $ (0.04)            $ 0.27
     Loss from discontinued operations                        (0.02)            (0.06)
     Cumulative effect of accounting change                        -            (0.06)
                                                         ------------      ------------
     Net Income (Loss)                                      $ (0.06)            $ 0.15
                                                         ============      ============

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                                    49,389            49,250
     Diluted                                                  49,389            49,343


                   Martha Stewart Living Omnimedia, Inc.
                            Segment Information
                          Year Ended December 31,
                               (in thousands)
                                                            2003             2002          % change
                                                         ------------    -------------   -------------
REVENUES
  Publishing                                               $ 135,936        $ 182,600          -25.6%
  Television                                                  25,704           26,680           -3.7%
  Merchandising                                               53,395           48,896            9.2%
  Internet/Direct Commerce                                    30,813           36,873          -16.4%
                                                         ------------    -------------   -------------
     Total revenues                                          245,848          295,049          -16.7%
                                                         ------------    -------------   -------------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
 AMORTIZATION
  Publishing                                                  19,762           62,675          -68.5%
  Television                                                     358            4,282          -91.6%
  Merchandising                                               38,387           33,605           14.2%
  Internet/Direct Commerce                                  (15,053)         (26,683)           43.6%
                                                         ------------    -------------   -------------
Operating Income before Depreciation and
Amortization before Corporate Overhead                       43,454           73,879           -41.2%
  Corporate Overhead                                        (40,190)         (34,563)          -16.3%
                                                         ------------    -------------   -------------
     Operating Income (Loss) before Depreciation and           3,264           39,316          -91.7%
     Amortization

    Depreciation and amortization                            (9,669)         (11,631)           16.9%
    Restructuring charge(b)                                        -          (7,692)              nm
                                                         ------------    -------------   -------------

OPERATING INCOME (LOSS)                                      (6,405)           19,993              nm

  Interest income, net                                         1,439            2,120          -32.1%
                                                         ------------    -------------   -------------

INCOME (LOSS) BEFORE INCOME TAXES                            (4,966)           22,113              nm

  Income tax benefit (provision)                               3,043          (8,799)              nm
                                                         ------------    -------------   -------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                            (1,923)           13,314              nm
                                                         ------------    -------------   -------------

Loss from discontinued operations, net of tax benefit          (848)          (2,909)           70.8%
                                                         ------------    -------------   -------------
                                                             (2,771)           10,405              nm
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE

Cumulative effect of accounting change, net of tax
benefit                                                            -          (3,137)              nm

                                                         ------------    -------------   -------------

NET INCOME (LOSS)                                          $ (2,771)          $ 7,268              nm
                                                         ============    =============   =============


                   Martha Stewart Living Omnimedia, Inc.
                        Consolidated Balance Sheets
                  (in thousands, except per share amounts)
                                                             December 31,     December 31,
                                                                 2003             2002
                                                             -------------   ---------------
ASSETS
CURRENT ASSETS
       Cash and cash equivalents                               $  165,566      $    158,840
       Short-term investments                                       3,100            20,110
       Accounts receivable, net                                    39,758            37,796
       Inventories, net                                             7,485             8,654
       Deferred television production costs                         3,465             4,179
       Deferred income taxes                                       10,682             7,028
       Other current assets                                         4,422             4,756
                                                             -------------   ---------------
                       TOTAL CURRENT ASSETS                       234,478           241,363
                                                             -------------   ---------------

PROPERTY, PLANT, AND EQUIPMENT, net                                22,673            31,288
                                                             -------------   ---------------
INTANGIBLE ASSETS, net                                             44,257            44,257
                                                             -------------   ---------------
DEFERRED INCOME TAXES                                               3,224             2,827
                                                             -------------   ---------------
OTHER NONCURRENT ASSETS                                             4,470             4,807
                                                             -------------   ---------------
                       TOTAL ASSETS                            $  309,102      $    324,542
                                                             =============   ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES


       Accounts payable and accrued liabilities                $   26,628      $     40,517
       Accrued payroll and related costs                           10,360             9,385
       Income taxes payable                                           167               323
       Current portion of deferred subscription income             23,833            24,932
                                                             -------------   ---------------
                       TOTAL CURRENT LIABILITIES                   60,988            75,157
                                                             -------------   ---------------

DEFERRED SUBSCRIPTION INCOME                                        7,133             7,715
OTHER NONCURRENT LIABILITIES                                        4,316             5,035
                                                             -------------   ---------------
                      TOTAL LIABILITIES                            72,437            87,907
                                                             ------------    --------------

COMMITMENTS AND CONTINGENCIES


SHAREHOLDERS' EQUITY

    Class A common stock, $0.01 par value, 350,000 shares
    authorized: 19,628 and 19,342 shares issued in 2003 and
    2002, respectively                                                196               194
    Class B common stock, $0.01 par value, 150,000 shares
    authorized: 30,059 and 30,295 shares outstanding in
    2003 and 2002, respectively                                       301               303
    Capital in excess of par value                                183,744           181,629
    Unamortized restricted stock                                    (307)             (993)
    Retained earnings                                              53,506            56,277
                                                             -------------   ---------------
                                                                  237,440           237,410
    Less class A treasury stock - 59 shares at cost                 (775)             (775)
                                                             -------------   ---------------
                      TOTAL SHAREHOLDERS' EQUITY                  236,665           236,635
                                                             ------------    --------------
                      TOTAL LIABILITIES AND SHAREHOLDERS'
                      EQUITY                                   $  309,102      $    324,542
                                                             ============    ==============


                   Martha Stewart Living Omnimedia, Inc.
     Supplemental Disclosures Regarding Non- GAAP Financial Information
                      Three Months Ended December 31,
                               (in thousands)

     The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                2003               2002             % change
                                           ---------------    ---------------    ----------------
REVENUES
  Publishing                                     $ 33,111           $ 45,668              -27.5%
  Television                                        5,922              6,357               -6.8%
  Merchandising                                    22,452             11,786               90.5%
  Internet/Direct Commerce                          9,377             13,746              -31.8%
                                           ---------------    ---------------    ----------------
     TOTAL REVENUES                                70,862             77,557               -8.6%
                                           ===============    ===============    ================

OPERATING INCOME (LOSS)
  Publishing                                        3,895             15,479              -74.8%
  Television                                      (2,811)                180                  nm
  Merchandising                                    18,310              7,146              156.2%
  Internet/ Direct Commerce                       (1,238)            (8,072)               84.7%
                                           ---------------    ---------------    ----------------
     Operating Income before Corporate
      Overhead                                     18,156             14,733               23.2%
Corporate Overhead                               (12,347)           (10,433)              -18.3%
Restructuring Charge                                    -            (7,692)                  nm
                                           ---------------    ---------------    ----------------
     TOTAL OPERATING INCOME                         5,809            (3,392)                  nm
                                           ===============    ===============    ================

DEPRECIATION AND AMORTIZATION
  Publishing                                           42                 39                7.7%
  Television                                        1,959                406              382.5%
  Merchandising                                       168                158                6.3%
  Internet/ Direct Commerce                           233                746              -68.8%
  Corporate Overhead                                1,187              1,306               -9.1%
                                           ---------------    ---------------    ----------------
    TOTAL DEPRECIATION AND AMORTIZATION             3,589              2,655               35.2%
                                           ===============    ===============    ================

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND RESTRUCTURING CHARGE
  Publishing                                        3,937             15,518              -74.6%
  Television                                        (852)                586                  nm
  Merchandising                                    18,478              7,304              153.0%
  Internet/ Direct Commerce                       (1,005)            (7,326)               86.3%
                                           ---------------    ---------------    ----------------
    Operating Income before Depreciation
     and Amortization and before Corporate
     Overhead                                      20,558             16,082               27.8%
                                           ---------------    ---------------    ----------------
  Corporate Overhead                             (11,160)            (9,127)              -22.3%
                                           ---------------    ---------------    ----------------
  OPERATING INCOME (LOSS) BEFORE
       DEPRECIATION AND AMORTIZATION AND
       RESTRUCTURING CHARGE                      $  9,398           $  6,955               35.1%

                                           ===============    ===============    ================


                   Martha Stewart Living Omnimedia, Inc.
     Supplemental Disclosures Regarding Non- GAAP Financial Information
                          Year Ended December 31,
                               (in thousands)

     The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                2003               2002             % change
                                           ---------------    ---------------    ----------------
REVENUES
  Publishing                                    $ 135,936          $ 182,600              -25.6%
  Television                                       25,704             26,680               -3.7%
  Merchandising                                    53,395             48,896                9.2%
  Internet/Direct Commerce                         30,813             36,873              -16.4%
                                           ---------------    ---------------    ----------------
     TOTAL REVENUES                               245,848            295,049              -16.7%
                                           ===============    ===============    ================

OPERATING INCOME (LOSS)
  Publishing                                       19,597             62,517              -68.7%
  Television                                      (2,616)              2,589                  nm
  Merchandising                                    37,716             32,972               14.4%
  Internet/ Direct Commerce                      (16,013)           (29,550)               45.8%
                                           ---------------    ---------------    ----------------
     Operating Income before Corporate
      Overhead                                     38,684             68,528              -43.6%
Corporate Overhead                               (45,089)           (40,843)              -10.4%
Restructuring Charge                                    -            (7,692)                  nm
                                           ---------------    ---------------    ----------------
     TOTAL OPERATING INCOME                       (6,405)             19,993                  nm
                                           ===============    ===============    ================

DEPRECIATION AND AMORTIZATION
  Publishing                                          165                158                4.4%
  Television                                        2,974              1,693               75.7%
  Merchandising                                       671                633                6.0%
  Internet/ Direct Commerce                           960              2,867              -66.5%
  Corporate Overhead                                4,899              6,280              -22.0%
                                           ---------------    ---------------    ----------------
    TOTAL DEPRECIATION AND AMORTIZATION             9,669             11,631              -16.9%
                                           ===============    ===============    ================

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND RESTRUCTURING CHARGE
  Publishing                                       19,762             62,675              -68.5%
  Television                                          358              4,282              -91.6%
  Merchandising                                    38,387             33,605               14.2%
  Internet/ Direct Commerce                      (15,053)           (26,683)               43.6%
                                           ---------------    ---------------    ----------------
    Operating Income before Depreciation
     and Amortization and before Corporate
     Overhead                                      43,454             73,879              -41.2%
                                           ---------------    ---------------    ----------------
  Corporate Overhead                             (40,190)           (34,563)              -16.3%
                                           ---------------    ---------------    ----------------
    TOTAL OPERATING INCOME (LOSS) BEFORE
       DEPRECIATION AND AMORTIZATION AND
       RESTRUCTURING CHARGE                     $   3,264          $  39,316              -91.7%
                                           ===============    ===============    ================


                   Martha Stewart Living Omnimedia, Inc.
                                  Endnotes

(a) The fourth quarter of 2002 operating results include the following restructuring charges:

                                                                      Net loss from         Net income from
                            Pre-tax        After-tax                    continuing            continuing
                           restructuring  restructuring  Diluted       operations,            operations,
                             charge         charge         EPS          including              excluding
                                                                      restructuring          restructuring
                                                                          charge                charge
                           -----------    ------------   -------    -------------------    ------------------
Inventory write-down(1)     $  (1,605)     $     (963)   $(0.02)     $               -
Fixed asset write-down(2)      (6,087)         (3,652)    (0.07)                     -
                           -----------    ------------   -------    -------------------    ------------------
Total restructuring
charges                     $  (7,692)     $   (4,615)   $(0.09)     $          (0.03)      $           0.06
                           ===========    ============   =======    ===================    ==================

  (b) The full year of 2002 operating results include the following restructuring charges:

                                                                                            Net income from
                                                                      Net income from          continuing
                                                                         continuing            operations,
                            Pre-tax        After-tax                    operations,             excluding
                           restructuring  restructuring  Diluted         including            restructuring
                             charge         charge         EPS      restructuring charge         charge
                           -----------    ------------   -------    -------------------    ------------------
Inventory write-down(1)     $  (1,605)     $     (963)   $(0.02)     $               -
Fixed asset write-down(2)      (6,087)         (3,652)    (0.07)                     -
                           -----------    ------------   -------    -------------------    ------------------
Total restructuring
charges                     $  (7,692)     $   (4,615)   $(0.09)     $            0.27      $           0.36
                           ===========    ============   =======    ===================    ==================

     (1) Inventory write-down reduces the carrying value of inventory held by the Company's commerce operation to an estimated recoverable amount.

     (2) Asset impairment write-down reduces the carrying value of the commerce portion of the Company's website, to net realizable value.
